FOR IMMEDIATE RELEASE

February 8, 2006

A. O. Smith forecasts 2006 earnings of $2.30 - $2.50 per share

This press release includes forward looking statements of A. O. Smith Corporation pertaining to the planned acquisition of GSW. Such statements are based on A. O. Smith projections that reflect historical information concerning GSW Inc., A. O. Smith’s projections concerning future results of GSW Inc., and certain assumptions by A. O. Smith. Accordingly, such statements are solely the responsibility of A. O. Smith and should not be attributed in any way to GSW Inc. GSW Inc. assumes no responsibility for these estimates.

Milwaukee, Wis.—A. O. Smith Corporation (AOS-NYSE) today issued a forecast for 2006 net earnings of between $2.30 and $2.50 per share. The 2006 forecast includes expected nine-month earnings accretion of $.35 per share for the company’s pending acquisition of GSW, after taking into account the effect of purchase accounting, transaction costs, and expected synergies available to both the company’s existing Water Systems unit and GSW.

A. O. Smith had net earnings of $46.5 million or $1.54 per share in 2005, after restructuring and other charges of approximately $12.9 million, or $.42 per share.

As announced Feb. 3, A. O. Smith has secured a deposit agreement with the majority shareholders of GSW. Additionally, the board of directors of GSW has determined that the offer is fair and is recommending it to all of GSW’s shareholders.

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A. O. Smith indicated it would initiate a tender offer for all shares of GSW later this month and expects to complete the transaction by the end of March.

“We are very excited about our impending acquisition of GSW, and we intend to build on the successes achieved by both A. O. Smith and GSW in 2005,” Chairman and Chief Executive Officer Paul W. Jones commented. “Our Water Systems unit significantly improved its performance with record operating earnings and a full-year operating margin of almost 10 percent, and we are very enthusiastic about the possibilities of combining these two strong businesses.”

“Additionally, Electrical Products took important steps to increase profitability in 2005 and has positioned itself to make further improvements this year.”

Electrical Products

In 2005, the Electrical Products business reported full-year sales of approximately $861 million and operating profit of $42.3 million after restructuring costs of $12.6 million before tax. The company expects pre-tax cost savings from the restructuring of approximately $8 million in 2006.

Electrical Products expects to report higher sales and profits in 2006 as a result of new program wins, the acquisition of the Yueyang Zhongmin commercial hermetic motors business in China, and the benefits from last year’s restructuring initiatives. The company is projecting sales of approximately $60 million from new business, including Yueyang, which is expected to add sales of between $15 and $20 million and generate incremental earnings of as much as $.05 per share.

These gains will be partially offset by higher costs for copper, as well as higher peso costs, increased freight expense, and higher employee costs, particularly health care and pension expense.

Additionally, because of the record-breaking performance in the air conditioning market in 2005, the company believes that the HVAC market could prove difficult in the

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second half of the year, especially if extended cool spring weather tempers the normal air conditioning buying season.

Water Systems

Water Systems reported record sales and operating profit in 2005 of $833 million and $79.5 million, respectively. Sales were $41 million or five percent higher than 2004 due primarily to a $27 million, or 45 percent sales increase in China. Operating margin rose to 9.5 percent in 2005.

Water Systems is projecting higher sales and income in 2006. Sales are expected to increase modestly as a result of improved residential wholesale water heater market penetration and growth in the market for commercial water heaters. Additionally, China is expected to grow at least 20 percent in 2006 to more than $100 million from $86 million in 2005.

In spite of concerns about potential cost volatility for raw materials and freight and related pricing offsets, the company believes it could generate an operating margin of approximately 10 percent of sales in 2006, before inclusion of the GSW operating results.

GSW

With 2004 sales of approximately $500 million (U.S.), GSW is made up of two business segments – water heating and building products. The water heating segment, with 2004 sales of approximately $465 million, manufactures and markets water heaters sold in the U.S. and Canada through its American Water Heater Company and GSW Water Heater subsidiaries. The Building Products business, with 2004 sales of approximately $35 million, manufactures and markets vinyl rain ware systems primarily for North American retail customers.

A. O. Smith anticipates a fairly straightforward integration that will optimize operational and logistical efficiencies and that is expected to be completed by the end of next year.

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A. O. Smith is projecting that the inclusion of nine months of GSW’s earnings for 2006 will add approximately $11 million (U.S.) of after tax income, or $.35 per share, to A. O. Smith’s earnings for 2006, after taking into account the effect of purchase accounting, transaction costs, and expected synergies available to both the company’s existing Water Systems unit and GSW.

A. O. Smith will broadcast a live conference call at 10:00 a.m. (Eastern Standard Time) today. The call can be heard on the company’s web site, www.aosmith.com. An audio replay of the call will be available on the company’s web site after the live event.

Forward-looking statements

This release contains statements that the company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” or words of similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this release. Factors that could cause such a variance include the following: significant volatility in raw material prices; competitive pressures on the company’s businesses; instability in the company’s electric motor and water products markets; adverse changes in general economic conditions; and the potential that assumptions on which the company based its expectations are inaccurate or will prove to be incorrect.

A. O. Smith has made forward-looking statements in this document pertaining to the planned acquisition of GSW that are also subject to risks and uncertainties. Such statements include the expected timing of the acquisition and assumptions regarding the impact of purchase accounting and the ultimate attainment of projected synergies. All estimates included in this press release are solely the responsibility of A. O. Smith and should not be attributed in any way to GSW Inc.

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Forward-looking statements included in this press release are made only as of the date of this release, and the company is under no obligation to update these statements to reflect subsequent events or circumstances. All subsequent written and oral forward-

looking statements attributed to the company, or persons acting on its behalf, are qualified entirely by these cautionary statements.

A. O. Smith Corporation, with headquarters in Milwaukee, Wis., is a diversified manufacturer serving customers worldwide. It is one of North America’s largest manufacturers of electric motors, with a comprehensive line of hermetic, fractional horsepower, and integral horsepower motors for residential, commercial, and industrial applications. The company also is a leading manufacturer and marketer of residential and commercial water heating equipment, offering some of the best-known water heater brands in the industry including A. O. Smith, State, and Reliance. The company employs approximately 17,650 people at facilities in the United States, Mexico, England, Hungary, the Netherlands, and China.